Exhibit 10.6

FINAL FORM

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (as hereafter amended, restated, modified or supplemented in accordance herewith, this “Agreement”), dated as of [●], 2023, is entered into by and among (i) Heritage Distilling Group, Inc. (f/k/a HDH Newco, Inc), a Delaware corporation (together with its successors, “Pubco”), (ii) BWA Holdings LLC, a Delaware limited liability company (the “Sponsor”), (iii) Justin Stiefel, in the capacity as the Holder Representative under the BCA (as defined below) (the “Holder Representative”), and (iv) Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”). Terms capitalized but not defined herein shall have the meaning ascribed to them in the BCA.

RECITALS

WHEREAS, Better World Acquisition Corp., a Delaware corporation (together with its successors, “SPAC”), Pubco, BWA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), HD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Company Merger Sub”), Heritage Distilling Holding Company, Inc., a Delaware corporation (together with its successors, the “Company”), Sponsor in the capacity as the SPAC Representative thereunder and the Holder Representative are parties to that certain Business Combination Agreement, dated as of December 9, 2022 (as it may be amended from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”): (i) SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “SPAC Merger”), and in connection therewith (A) each share of SPAC Common Stock issued and outstanding immediately prior to the effective time of the SPAC Merger shall be cancelled in exchange for the right of the holder thereof to receive, with respect to each share of SPAC Common Stock that is not redeemed or converted in the Closing Redemption, one share of common stock, par value of $0.0001 per share, of Pubco (along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing, “Pubco Common Stock”) and one CVR (subject to the holders of Founder Shares and Representative Shares waiving their right to receive CVRs for such shares pursuant to the CVR Funding and Waiver Letter), and (B) Pubco will assume all of the outstanding SPAC Warrants and each SPAC Warrant will become a warrant to purchase the same number of shares of Pubco Common Stock at the same exercise price during the same exercise period and otherwise on the same terms as the SPAC Warrant being assumed; (ii) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), and in connection therewith, (A) the shares of capital stock of the Company issued and outstanding immediately prior to the effective time of the Company Merger shall be cancelled in exchange for the right of the holders thereof to receive shares of Pubco Common Stock as set forth in the BCA, (B) holders of Company Interim Notes shall receive shares of Pubco Common Stock separate from the Stockholder Merger Consideration, (C) Pubco will assume all of the outstanding Company Financing/Interim Warrants and each Company Financing/Interim Warrant will become a warrant to purchase shares of Pubco Common Stock with the number of shares and exercise price thereof equitably adjusted in accordance with the BCA, (D) the holders of the Contributed Warrants will contribute their Contributed Warrants to Pubco in exchange for the portion of the Stockholder Merger Consideration that they would have received if they had converted such Contributed Warrants immediately prior to the Closing into the number of shares of Company Common Stock set forth in the Contribution Agreement, (E) each Restricted Stock Unit Award outstanding immediately prior to the Effective Time, as amended in accordance with the BCA and the RSU Award Amendments, shall be assumed by Pubco, with the number of RSU Shares underlying such Restricted Stock Unit Award to be adjusted in accordance with the BCA; and (F) all other Company Convertible Securities will be terminated; and (iii) as a result of such Mergers, SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the applicable provisions of the DGCL;

WHEREAS, simultaneously with the execution of the BCA, the Sponsor and the IPO Underwriter entered into the CVR Funding and Waiver Letter with Pubco, the SPAC and the Company, pursuant to which, among other matters, the Sponsor agreed at the Closing to deposit into escrow with the CVR Escrow Agent an aggregate of 1,000,000 of its Founder Shares; and

WHEREAS, on or prior to the date hereof, the Sponsor, the Holder Representative, Pubco and the CVR Escrow Agent have entered into the CVR Escrow Agreement pursuant to which at the Closing, an aggregate of (a) a number of shares of Pubco Common Stock to otherwise be received by the Company Stockholders and holders of Contributed Warrants as Stockholder Merger Consideration under the BCA equal to the difference of (i) 3,000,000 shares, less (ii) the number of RSU CVR Shares, and (b) the 1,000,000 Founder Shares of the Sponsor pursuant to the CVR Funding and Waiver Letter (such aggregate shares of Pubco Common Stock in clauses (a) and (b), together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “CVR Escrow Shares”) will be deposited into escrow with the CVR Escrow Agent, and held in escrow by the CVR Escrow Agent, along with any CVR Escrow Earnings thereon (together, the “CVR Escrow Property”), and disbursed therefrom in accordance with the BCA and the CVR Escrow Agreement.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties hereto agree as follows:

Article I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms will have the following meanings:

“Affiliate” means as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the (a) ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the share then in issue and conferring the rights to vote at all general meetings of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Board of Directors” means the board of directors of Pubco.

“Board Resolution” means a copy, delivered to the Rights Agent, of a resolution certified by a duly authorized officer of Pubco to have been duly adopted by the Board of Directors (including a Disinterested Director Majority) or a written consent signed by the requisite directors serving on the Board of Directors (including a Disinterested Director Majority) and, in either case, that is in full force and effect on the date so delivered to the Rights Agent.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking

“Change of Control” means: (a) any acquisition on any date after the Closing by any Person/Group of beneficial ownership (as defined in Section 13(d) of the Exchange Act) of the capital stock of Pubco that, with the Pubco capital stock already held by such Person/Group, constitutes more than 50% of the total voting power of the Pubco capital stock; provided, however, that for purposes of this subsection, the acquisition of additional Pubco capital stock (other than with respect to an acquisition that results in a Person/Group owning 100% of the outstanding Pubco capital stock) (i) by any Person/Group who, prior to such acquisition, beneficially owns more than 50% of the total voting power of the Pubco capital stock or (ii) pursuant to a pro rata distribution by Sponsor or its Affiliates to their respective equityholders as of the Closing will not be considered a Change of Control; or (b) any acquisition on any date after the Closing of Pubco by another Person by means of (i) any transaction or series of related transactions (including any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of Pubco), or (ii) a sale of all or substantially all of the assets of Pubco and its subsidiaries, if, in case of either clause (i) or clause (ii), the number of shares of Pubco capital stock outstanding immediately following the Closing (as adjusted for any stock split or other recapitalization event) will, immediately after such transaction, series of related transactions or sale, represent less than 50% of the total voting power of the surviving or acquiring entity.

“Change of Control Proceeds” means the amount paid or payable to each holder of one share of Pubco Common Stock in connection with a Change of Control occurring between the Closing and the CVR End Date, with any replacement securities of another issuer or other non-cash property issued in such Change of Control transaction valued at an amount per share of Pubco Common Stock as stated in the applicable definitive agreement for the Change of Control, or if not so stated, then as determined by ta Disinterested Director Majority.

“CVR End Date” means the eighteen (18) month anniversary of the Closing, subject to extension to the twenty-four (24) month anniversary of the Closing in the event that the Sponsor sends a CVR Extension Notice in accordance with Section 2.4 of this Agreement.

“CVR Holder” means a Person in whose name a CVR is registered in the CVR Register at any date of determination.

“CVR Maturity Date” means the earlier of (i) the CVR End Date and (ii) the date of a Change of Control.

“CVR Register” means the register of CVRs to be maintain by the Rights Agent in accordance with the terms of this Agreement.

“Disinterested Independent Director” means an independent director (as defined under the rules and regulations of The Nasdaq Stock Market) serving on the Board of Directors at the applicable time of determination that is disinterested in this Agreement as a direct or indirect (including through Affiliates and immediate family members) holder of a CVR or a Restricted Stock Unit Award (as assumed by Pubco at the Closing in accordance with the BCA) or entitled to receive, directly or indirectly (including through Affiliates and immediate family members), any of the CVR Escrow Property from the CVR Escrow Account to the extent released to the former holders of Company stock or Contributed Warrants.

“Disinterested Independent Director Majority” means the vote or consent of a majority of the Disinterested Interested Directors.

“Earnings” means any special or other extraordinary dividends or distributions or other income paid or otherwise accruing to the CVR Escrow Shares during the time such CVR Escrow Shares are held in the CVR Escrow Account, as of the relevant date (but for the avoidance of doubt, excluding ordinary cash dividends and distributions).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department, division, commission or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Per CVR Cap” means an amount equal to the lesser of (a) (i) the aggregate value of the sum of the (A) CVR Escrow Property, plus (B) the total RSU CVR Shares, in each case, as of the CVR Maturity Date, based on the Pubco Share Price with respect to shares of Pubco Common Stock and RSU CVR Shares (based on the number of shares of Pubco Common Stock for which such RSU CVR Shares would then settle), and with respect to any other securities or non-cash property, as determined by a Disinterested Director Majority in good faith, divided by (ii) the total number of issued and outstanding CVRs as of the CVR Maturity Date and (b) the value of the CVR Escrow Property as of the CVR Maturity Date (based on the Pubco Share Price with respect to shares of Pubco Common Stock, and with respect to any other securities or non-cash property, as determined by a Disinterested Director Majority in good faith) attributable two (2) shares of Pubco Common Stock contributed to the CVR Escrow Account as of the Closing.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Person/Group” means either (a) a Person or (b) two or more Persons that are deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Pubco Share Price” means an amount equal to the VWAP of the Pubco Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Pubco Common Stock is then traded on the Maturity Date (or if the Maturity Date is not a Trading Day, on the last Trading Day immediately prior to the Maturity Date), as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like during such periods.

“Redemption Price” means an amount equal to the price at which each share of SPAC Common Stock is redeemed or converted pursuant to the Closing Redemption, as equitably adjusted after the Closing for stock splits, stock dividends, combinations, recapitalizations and the like occurring after the Closing with respect to shares of Pubco Common Stock.

“Required Premium Percentage” means a percentage equal to ten percent (10%) per annum, with such percentage pro-rated based on a 365-day period for any period that is less than a full year, including if there is a Change of Control.

“Required Return” means an amount equal to (i) the Redemption Price, multiplied by (ii) a percentage equal to the sum of (x) one hundred percent (100%) plus (y) the Required Premium Percentage.

“Required Return Shortfall” means, with respect to each CVR held by a Qualifying CVR Holder and calculated as of the CVR Maturity Date, the amount, if any, by which the Required Return exceeds the Returned Amount.

“Returned Amount” means, with respect to each CVR held by a Qualifying CVR Holder and calculated as of the CVR Maturity Date, an amount equal to (i) the sum of (A) the aggregate amount of any and all dividends paid after the Closing with respect to one share of Pubco Common Stock on or prior to the CVR Maturity Date, plus (B) the aggregate amount of any and all dividends declared after the Closing with respect to one share of Pubco Common Stock on or prior to the CVR Maturity Date, but unpaid as of the CVR Maturity Date, plus (ii) any Change of Control Proceeds, plus (iii) except in connection with a Change of Control that creates Change of Control Proceeds, the Pubco Share Price.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” means any U.S. federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Authority with respect thereto, whether disputed or not, and including any secondary liability for any of the aforementioned.

“Trading Day” means any day on which shares of Pubco Common Stock are actually traded on the principal securities exchange or securities market on which the Pubco Common Stock are then traded.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a Disinterested Director Majority. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

1.2. Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to dollars or “$” refer to United States dollars. References to days mean calendar days unless otherwise specified.

Article II
CONTINGENT VALUE RIGHTS

2.1. CVRs.

(a) The CVRs represent the rights of CVR Holders to receive a contingent payment in the form of Pubco Common Stock (or in such other form as is provided for herein), pursuant to the BCA and this Agreement.

(b) If there is a Required Return Shortfall, each Qualifying CVR Holder of one (1) CVR shall be entitled to receive from Pubco (or the Rights Agent on Pubco’s behalf) after the CVR Maturity Date in accordance with this Agreement an amount of shares of Pubco Common Stock or other securities or property (in the same proportions as to such types of consideration as the sum of (A) the CVR Escrow Property and (B) the RSU CVR Shares (assuming for such purposes that such Restricted Stock Unit Awards were settled for shares of Pubco Common Stock as of the CVR Maturity Date) that are forfeited in accordance with the terms of the BCA and, as applicable, the CVR Escrow Agreement and the amended Restricted Stock Unit Awards) equal in value to the lesser of (i) the Required Return Shortfall and (ii) the Per CVR Cap. The value of the Pubco Common Stock (and any forfeited RSU CVR Shares) for purposes of this Section 2.1(b) shall be equal to the Pubco Share Price, and the value of any other securities or non-cash property shall be determined by a Disinterested Director Majority. For the avoidance of doubt, the maximum amount of Pubco Common Stock or other securities or property to be distributed to CVR Holders under this Agreement (the “CVR Property”) shall not exceed, and shall be limited to, the same number and type of Pubco Common Stock, securities and property constituting the aggregate of the sum of (A) the CVR Escrow Property and (B) the RSU CVR Shares (assuming for such purposes that such Restricted Stock Unit Awards were settled for shares of Pubco Common Stock as of the CVR Maturity Date) as of the CVR Maturity Date (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like between the CVR Maturity Date and the date of delivery of the applicable CVR Property).

(c) If it is determined in accordance with this Agreement that there is no Required Return Shortfall, then no CVR Property shall be deliverable to holders of CVRs under this Agreement, and the holders of CVRs shall have no continuing rights with respect to the CVRs, and the CVRs shall automatically be cancelled and extinguished.

2.2. No Certificate; Registration; Registration of Transfer.

(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent will keep the CVR Register for the purpose of registering CVRs and transfers thereof. The Rights Agent shall make the CVR Register available to Pubco, the Sponsor and the Holder Representative upon reasonable request, including for the avoidance of doubt for purposes of calculating the amounts, if any, to be distributed to CVR Holders.

(c) The CVRs shall be deposited with the Rights Agent as the custodian for The Depository Trust Company (including its nominees and successors, the “Depositary”). A CVR (but not any fraction of a CVR) may only be transferred by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) The transfer and exchange of beneficial interests in the CVRs will be effected through the Depositary, in accordance with the provisions of this Agreement and the applicable rules and procedures of the Depositary that apply to such transfer or exchange. No written orders or instructions shall be required to be delivered to the Rights Agent to effect the transfers described in this Section 2.2(d).

2.3. Procedures for Satisfaction of CVRs.

(a) Promptly (but in any event within thirty (30) days) after the CVR Maturity Date, a Disinterested Director Majority will determine reasonably and in good faith the amount of the Required Return Shortfall and the Per CVR Cap, and whether any CVR Property (and the applicable amount and type of securities or property) is due and payable to the holders of CVRs in accordance with the BCA and this Agreement (a “CVR Payment”), as well as the portion of the CVR Property attributable to each of the CVR Escrow Property and the RSU CVR Shares. Promptly (but in any event within five (5) Business Days) after such determination by the Disinterested Director Majority, Pubco will send written notice to (i) the CVR Escrow Agent, notifying the CVR Escrow Agent of the amount of the CVR Payment and the amount and type of CVR Escrow Property to be delivered to Pubco in accordance with the CVR Escrow Agreement, (ii) to the extent such notice is required under the terms of the Restricted Stock Unit Awards, to each holder of a Restricted Stock Unit Award of the number of RSU CVR Shares forfeited by such holder under such Restricted Stock Unit Award as a result of the CVR Payment, and (iii) the Rights Agent (a “CVR Payment Notice”) of (A) the amount and type(s) of CVR Property to be issued to each Qualifying CVR Holder for each CVR held, and (B) the requirements to become a Qualifying CVR Holder with respect to the CVR Payment and instructions for providing such information. Upon delivery of the CVR Payment Notice, Pubco will (i) deliver to the Rights Agent for transfer to the applicable Qualifying CVR Holders the amount and type(s) of CVR Property as set forth in the CVR Payment Notice, and (ii) issue a press release providing (A) the calculation of the CVR Property and the amount and type(s) of CVR Property to be issued to each holder of a CVR in connection with such final determination and (B) the requirements to become a Qualifying CVR Holder, including if determined necessary or appropriate by Pubco, a record date for CVR Holders to receive the CVR Payment.

(b) Notwithstanding the foregoing provisions of this Section 2.3, solely for so long as and to the extent reasonably necessary, Pubco may delay the delivery of the CVR Payment if there is any (i) issuance by the SEC of any stop order suspending the effectiveness of any registration statement upon which any of the shares of Pubco Common Stock that may be distributed pursuant to this Agreement are to be registered or the initiation or threat of any proceedings for that purpose, (ii) delisting or pending delisting of any shares of Pubco Common Stock that may be distributed pursuant to this Agreement by any national securities exchange or market on which such shares are then listed, quoted or admitted to trading or any refusal to list such shares on any national securities exchange or market on which they are intended to be listed or admitted to trading, or (iii) receipt by Pubco of any notification with respect to the suspension of the qualification of any shares of Pubco Common Stock that may be distributed pursuant to this Agreement for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose.

(c) In order to be eligible to receive any CVR Property in connection with the CVR Payment Notice, a CVR Holder must deliver to the Rights Agent in the manner specified in the CVR Payment Notice, any information (including any IRS Form W-9s or W-8s) reasonably requested by Pubco in connection with satisfying Pubco’s obligations under this Agreement. Each CVR Holder who completes the aforementioned requirements and is a record holder of a CVR as of the date of the delivery of the CVR Payment Notice to the Rights Agent, shall be designated as a “Qualifying CVR Holder”. If a CVR Holder otherwise entitled to receive CVR Property in connection with a CVR Payment fails to become a Qualifying CVR Holder, the Rights Agent will hold the portion of the CVR Property otherwise payable to such CVR Holder until such CVR Holder becomes a Qualifying CVR Holder; provided, that if such CVR Holder fails to become a Qualifying CVR Holder within one (1) year after the delivery of the applicable CVR Payment Notice to the Rights Agent, then such CVR Holder will be deemed to have forfeited its rights to the applicable CVR Property, and such CVR Property will be returned to, and become the property of (free and clear of all claims or interest of any Person previously entitled thereto) Pubco, with any share of Pubco Common Stock or other Pubco securities to be promptly cancelled thereafter by Pubco; and none of Pubco, the Sponsor, the Holder Representative or the Rights Agent shall be liable to such CVR Holder with respect to such CVR Property. In addition, none of Pubco, the Sponsor, the Holder Representative or the Rights Agent shall be liable to any Qualifying CVR Holder for all or any portion of any such Qualifying CVR Holder’s CVR Property that is properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar law.

(d) The Rights Agent will promptly, and in any event within ten (10) Business Days following its receipt of the CVR Payment Notice and applicable CVR Property (i) coordinate with Pubco (including in any capacity as Pubco’s transfer agent) to effect the delivery of the applicable CVR Property, subject to Section 2.3(f), to each Qualifying CVR Holder (with any shares of Pubco Common Stock so issued being in uncertificated book-entry form). Notwithstanding anything herein to the contrary, in no event shall any party hereto be required to deliver to any Qualifying CVR Holder any fractional shares of Pubco Common Stock (or other security constituting CVR Property). If any fractional shares of Pubco Common Stock (or other security constituting CVR Property) would otherwise be required to be delivered to a Qualifying CVR Holder but for this Section 2.3(d), the number of shares of Pubco Common Stock (or other securities constituting CVR Property) to be delivered to such Qualifying CVR Holder shall be rounded down to the nearest whole number. Each CVR held by a Qualifying CVR Holder shall be deemed to be immediately and automatically cancelled upon the delivery of the applicable CVR Property to such Qualifying CVR Holder, or as otherwise contemplated by Section 2.3(f).

(e) Notwithstanding anything in this Agreement to the contrary, if after the date of the delivery of the CVR Payment Notice to the Rights Agent, but prior to the delivery of the CVR Property by the Rights Agent to the CVR Holders there is any recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, exchange of shares of Pubco Common Stock, repurchase or other change in the corporate structure of Pubco affecting the shares of Pubco Common Stock (each, an “Extraordinary Event”), Pubco shall deliver additional CVR Property to the Rights Agent to equitably account for such Extraordinary Event and to prevent diminution or enlargement of the benefits intended to be provided to the CVR Holders pursuant to this Agreement, with any specific modifications to be as reasonably determined in good faith by a Disinterested Director Majority. Pubco (or any successor thereto pursuant to an Extraordinary Event) shall promptly, and in any event, within two (2) Business Days following any Extraordinary Event, provide written notice to the Rights Agent, the Sponsor and the Holder Representative of such Extraordinary Event.

(f) Pubco or the Rights Agent shall be entitled to deduct and withhold, or Pubco may cause the Rights Agent to deduct and withhold, from any CVR Property or any other amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld therefrom under any provision of applicable Tax law as reasonably determined by Pubco. Prior to making any such Tax withholdings or causing any such Tax withholdings to be made with respect to any Qualifying CVR Holder, Pubco shall instruct the Rights Agent to solicit, to the extent not already in its possession, IRS Form W-9s or W-8s, or any other appropriate forms or information, from Qualifying CVR Holders in order to provide a reasonable opportunity for the Qualifying CVR Holder to timely provide any necessary Tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding, and the payment of such CVR Property may be reasonably delayed in order to gather such necessary Tax forms. Pubco, its Affiliates and the Rights Agent may assume all such forms in its possession or provided by any Qualifying CVR Holder are valid under applicable law until subsequently notified by such Qualifying CVR Holder. Pubco or the Rights Agent shall take all action that may be necessary to ensure that any amounts withheld in respect of Taxes are promptly remitted to the appropriate Governmental Authority. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and as required by applicable law, Pubco shall, in a timely manner, deliver (or shall cause the Rights Agent to deliver) to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 or other reasonably acceptable documents evidencing such withholding.

(g) The shares of Pubco Common Stock issuable to Qualifying CVR Holders will, when issued, be (i) duly authorized and validly issued, (ii) fully paid and non-assessable, (iii) issued in compliance with all applicable laws, (iv) not subject to preemptive rights or restrictions on transfer, other than applicable federal or state securities or “blue sky” laws, and (v) assuming the accuracy of the representations of the applicable Qualifying CVR Holder to be delivered to Pubco, the shares of Pubco Common Stock issued as a CVR Payment will be issued (x) in compliance with all applicable federal or state securities or “blue sky” laws and (y) not in violation of any options, warrants, calls, rights (including preemptive rights), the organizational documents of Pubco, commitments or agreements to which Pubco is a party or by which it is bound.

2.4. CVR Extension. Notwithstanding anything to the contrary contained herein, the Sponsor, at its sole election by providing written notice thereof (a “CVR Extension Notice”) to Pubco, the Holder Representative and the Rights Agent at least thirty (30) days prior to the eighteen (18) month anniversary of the Closing, may extend the CVR End Date for a period of six (6) months to the twenty-four (24) month anniversary of the Closing. Promptly (but in any event prior to the eighteen (18) month anniversary of the Closing) after its receipt of a CVR Extension Notice, Pubco will issue a press release to notify CVR Holders that the CVR End Date has been so extended.

2.5. No Voting, Dividends or Interest; No Equity or Ownership Interest in Pubco. The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any CVR Holder. The CVRs will not represent any equity or ownership interest in Pubco, any constituent company to any of the transactions contemplated by the BCA or any of their respective Affiliates.

2.6. Ability to Abandon CVR. A CVR Holder may at any time, at such CVR Holder’s option, abandon all of such CVR Holder’s remaining rights in a CVR by transferring such CVR to Pubco or any of Pubco’s Affiliates without consideration therefor and as of such time of transfer such CVR shall be immediately and automatically cancelled. Nothing in this Agreement shall prohibit Pubco or any of Pubco’s Affiliates from offering to acquire or acquiring any CVRs for consideration from the CVR Holders, in private transactions or otherwise, in its sole discretion.

2.7. Registration.

(a) Subject to Section 2.7(b), Pubco agrees to use commercially reasonable efforts to keep a registration statement and related prospectus (or multiple registration statements) that complies as to form and substance in all material respects with applicable SEC rules providing for the issuance of the maximum number of shares of Pubco Common Stock that could be issued with respect to the CVRs continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) during any period that could reasonably be expected to include a CVR Maturity Date until the earlier of the date and time at which all CVR Property has been paid in full to all Qualifying CVR Holders in accordance with the terms of this Agreement or Pubco determines that no CVR Property is deliverable with respect to all outstanding CVRs.

(b) Notwithstanding the provisions of Section 2.7(a), Pubco shall be entitled to postpone the effectiveness of any registration statement, and the issuance of any shares of Pubco Common Stock in connection with the issuance of any CVR Property, if the negotiation or consummation of a transaction by Pubco or its subsidiaries is pending or an event has occurred, which such negotiation, consummation or event a Disinterested Director Majority reasonably believes, upon the advice of legal counsel, would require additional disclosure by Pubco in any such registration statement of material information that Pubco has a bona fide business purpose for keeping confidential and the non-disclosure of which in any such registration statement would be expected, in the reasonable determination of a Disinterested Director Majority, upon the advice of legal counsel, to cause any such registration statement to fail to comply with applicable disclosure requirements; provided, however, that Pubco may not delay or suspend any registration statements on more than two (2) occasions or for more than sixty (60) consecutive days, or more than ninety (90) total days, in each case during any twelve (12) month period.

2.8. Tax Treatment. Except to the extent any portion of a CVR Payment is required to be treated as imputed interest pursuant to applicable Tax law or as otherwise required by applicable Tax law, the parties hereto intend to treat the CVR Payment for all Tax purposes as the right to receive additional shares of Pubco Common Stock (or other CVR Property) received pursuant to the SPAC Merger. Pubco shall report imputed interest on the CVRs as required by applicable law.

Article III
THE RIGHTS AGENT

3.1. Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

3.2. Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and will be protected and held harmless by Pubco in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Rights Agent may rely upon an officer’s certificate delivered by Pubco, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Pubco for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall be held harmless by Pubco in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Pubco with respect to, any of the statements of fact or recitals contained in this Agreement and shall not be required to verify the same (and shall be held harmless by Pubco with respect to same), but all such statements and recitals are and shall be deemed to have been made by Pubco or any other applicable party only;

(g) the Rights Agent will have no liability and shall be held harmless by Pubco in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Pubco); nor shall the Rights Agent be responsible for any breach by Pubco of any covenant or condition contained in this Agreement;

(h) Pubco agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the gross negligence, bad faith or willful or intentional misconduct of the Rights Agent or its Affiliates or Representatives; or is a result of the Rights Agent not adhering to the provisions of any Tax withholding made or not made by the Rights Agent (or anyone on its behalf);

(i) Pubco agrees to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Pubco on or prior to the date hereof and to reimburse the Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)) other than, in each case, amounts for which the Rights Agent is liable pursuant to Section 3.2(h). The Rights Agent will also be entitled to reimbursement from Pubco for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(j) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(k) the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(l) subject to federal securities laws, the Rights Agent and any shareholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of Pubco or have a pecuniary interest in any transaction in which Pubco may be interested, or contract with or lend money to Pubco or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for Pubco or any other Person;

(m) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(n) except instructions to the Rights Agent as contemplated by this Agreement, the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including the BCA (except to the extent expressly incorporated herein), nor shall the Rights Agent be required to determine if any Person has complied with any such agreements, instruments or documents, nor shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

3.3. Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Pubco specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified, but in no event will such resignation become effective until a successor Rights Agent has been appointed. Pubco, by a determination of a Disinterested Director Majority, has the right to remove the Rights Agent at any time by specifying a date when such removal will take effect, but no such removal will become effective until a successor Rights Agent has been appointed by Pubco (by determination of a Disinterested Director Majority). Notice of such removal will be given by Pubco to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Pubco (by determination of a Disinterested Director Majority) will as soon as is reasonably possible appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if the Pubco shall fail to make such appointment within a period of sixty (60) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Pubco will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the CVR Holders, which may be effected by any public filing or press release made or issued, as applicable, by Pubco, or by any other means reasonably anticipated to provide sufficient notice thereof to the CVR Holders. Each notice will include the name and address of the successor Rights Agent. If Pubco fails to give such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be given at the reasonable expense of Pubco.

3.4. Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3 will execute, acknowledge and deliver to Pubco, Holder Representative, Sponsor and the retiring or terminated Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring or terminated Rights Agent. On request of Pubco or the successor Rights Agent, the retiring or terminated Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring or terminated Rights Agent.

Article IV
AMENDMENTS

4.1. Amendments without Consent of CVR Holders.

(a) Without the consent of any CVR Holders or the Rights Agent, Pubco, when authorized by a Board Resolution, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by Pubco, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, materially and adversely affect the interests of the CVR Holders, or materially and adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

(i) to evidence the succession of another Person to Pubco and the assumption by any such successor of the covenants of Pubco herein as provided in Section 5.2;

(ii) to add to the covenants of Pubco such further covenants, restrictions, conditions or provisions as Pubco shall reasonably determine to be for the protection of the CVR Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4; or

(v) any other amendment hereto that does not adversely affect the legal rights under this Agreement of any CVR Holder.

(b) Without the consent of any CVR Holders, Pubco, when authorized by a Board Resolution and the Rights Agent, in the Rights Agent’s sole and absolute discretion, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by Pubco and the Rights Agent in order to reduce the number of CVRs to reflect any transfers and cancellations of CVRs pursuant to Section 2.6.

4.2. Amendments with Consent of CVR Holders.

(a) In addition to any amendment, modification, supplement or waiver pursuant to Section 4.1 (which may be made without the consent of the CVR Holders), Pubco, when authorized by a Board Resolution, and with the consent of the Rights Agent, the Holder Representative and the Sponsor (not to be unreasonably withheld, delayed or conditioned), may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by Pubco, the Holder Representative, the Sponsor and the Rights Agent, if such parties have first obtained the affirmative vote of or a written consent signed by CVR Holders holding a majority of the issued and outstanding CVRs. Any amendment, modification, supplement or waiver made in compliance with this Section 4.2 may be made for any purpose, including adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of one or more of the CVR Holders.

(b) In executing any amendment, modification, supplement or waiver permitted by this Article IV, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Pubco stating that the execution of such amendment, modification, supplement or waiver is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment, modification, supplement or waiver that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. The Company will give notice of any amendment, modification, supplement or waiver of any provision under this Agreement to the CVR Holders and each other party hereto not executing the same, which notice may be effected by any public filing or press release made or issued, as applicable, by Pubco, or by any other means reasonably anticipated to provide notice thereof to the CVR Holders and the other applicable parties hereto; provided, that any failure to so notify the CVR Holders or any other party shall not affect the validity of such amendment, modification, supplement or waiver.

4.3. Effect of Amendments. Upon the execution of any amendment, modification, supplement or waiver under this Article IV, this Agreement will be modified in accordance therewith, such amendment, modification, supplement or waiver will form a part of this Agreement for all purposes and every CVR Holder and party hereto will be bound thereby.

Article V
OTHER PROVISIONS OF GENERAL APPLICATION

5.1. Notices to Rights Agent and Pubco. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: Heritage Distilling Group, Inc. 9668 Bujacich Road Gig Harbor, WA 98332 Attn: Justin Stiefel Telephone No.: 253-509-0008 Email: justin@heritagedistilling.com

With a copy (which shall not constitute notice) to:

Pryor Cashman, LLP
7 Times Square
New York, New York 10036
Attn: M. Ali Panjwani, Esq.;
Eric M. Hellige, Esq.
Telephone No.: 212-421-4100
Email: ali.panjwani@pryorcashman.com;
ehellige@pryorcashman.com

If to the Sponsor, to: BWA Sponsor LLC 775 Park Avenue New York, New York 10021 Attn: Rosemary L. Ripley, CEO Telephone: (212) 450-9700 Email: rosemary@betterworldspac.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Stuart Neuhauser, Esq.
Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: sneuhauser@egsllp.com
mgray@egsllp.com

If to the Holder Representative, to: Justin Stiefel Heritage Distilling Group, Inc. 9668 Bujacich Road Gig Harbor, WA 98332 Telephone No.: (253) 509-0008 Email: justin@heritagedistilling.com

With a copy (which shall not constitute notice) to:

Pryor Cashman, LLP
7 Times Square
New York, New York 10036
Attn: M. Ali Panjwani, Esq.;
Eric M. Hellige, Esq.
Telephone No.: 212-421-4100
Email: ali.panjwani@pryorcashman.com;
ehellige@pryorcashman.com

If to the Rights Agent, to:

Continental Stock Transfer & Trust Company
1 State Street - 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
Telephone No.: [_____________]
Email: [_____________]

5.2. Successors and Assigns.

(a) This Agreement will be binding upon, inure to the benefit of and be enforceable by Pubco’s successors and assigns, and this Agreement shall not restrict Pubco’s, any of its assignees’ or any of its successors’ ability to effect any Change of Control or otherwise merge or consolidate, transfer or convey all or substantially all of its and its subsidiaries’ respective assets to any Person. Each of Pubco’s successors, assigns or transferees of all or substantially all of the assets of Pubco and its subsidiaries, taken as a whole, as applicable, shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent, the Sponsor, the Holder Representative and Pubco, the due and punctual delivery of the CVR Payment and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Pubco shall agree to remain subject to its obligations hereunder, including delivery of the CVR Payment, if any. Any successor or assignee of Pubco permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Pubco is authorized to do pursuant to this Section 5.2(a).

(b) Except as expressly set forth in this Agreement, neither the Rights Agent nor the Sponsor nor the Holder Representative may assign this Agreement without Pubco’s written consent (not to be unreasonably withheld); provided, that if the Holder Representative is replaced in accordance with the terms of the BCA, the replacement Holder Representative shall automatically become a party to this Agreement as if it were the original Holder Representative hereunder upon providing written notice to Pubco and the Rights Agent of such replacement and accepting its rights and obligations under this Agreement; and Pubco shall thereafter issue a press release or make such other public announcement to disclose such replacement of the Holder Representative to the CVR Holders (provided, that Pubco’s failure to do so shall not effect such replacement of and assignment by the Holder Representative). Any attempted assignment of this Agreement in violation of this Section 5.2(b) shall be void and of no effect.

5.3. Benefits of Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that the CVR Holders and any Person acquiring CVRs through a transfer or exchange are express third party beneficiaries hereof to enforce the rights expressly granted to them hereunder. For the avoidance of doubt, the Holder Representative shall be entitled to all of the indemnities, immunities, releases and powers granted to the Holder Representative under Section 10.17 of the BCA with respect to this Agreement and the transaction contemplated hereby.

5.4. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, the CVRs and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Notwithstanding anything in this Agreement to the contrary, Section 5.4(b) and Section 5.4(c) shall not apply to claims or actions arising out of either the Securities Act or the Exchange Act.

(b) Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates or brought by any third party beneficiary hereof, including any CVR Holder, against any other party or its Affiliates shall be exclusively brought and determined exclusively by The Court of Chancery of the State of Delaware (and any appellate courts thereof), provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware; then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court (and any appellate courts thereof) (the “Specified Courts”). Each of the parties and any third party beneficiary bringing a claim hereunder hereby irrevocably submits to the jurisdiction of the Specified Courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to and no third party beneficiary shall be permitted to commence any action, suit or proceeding relating thereto except in the Specified Courts, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such Specified Court. Each of the parties and any third party beneficiary hereof bringing a claim hereunder hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, any claim that it is not personally subject to the jurisdiction of the Specified Courts for any reason, that it or its property is exempt or immune from jurisdiction of any such Specified Court or from any legal process commenced in such Specified Courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and that the suit, action or proceeding in any such Specified Court is brought in an inconvenient forum, the venue of such suit, action or proceeding is improper or this Agreement, or the subject matter hereof, may not be enforced in or by such Specified Court.

(c) Each of the parties to this Agreement and any third party beneficiary hereof bringing a claim hereunder hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

5.5. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.6. Public Disclosure. Pubco and its Affiliates may disclose the terms of this Agreement to the extent necessary or appropriate to satisfy the rules and regulations of the SEC, including filing a copy of this Agreement in any public filing.

5.7. Tax Reporting. The Rights Agent shall comply with all applicable laws, including as the foregoing relates to Tax reporting and withholding with respect to the delivery of any CVR Property made pursuant to this Agreement.

5.8. Further Assurances. Pubco shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

5.9. Counterpart. This Agreement may be executed and delivered (including by facsimile, e-mail or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.10. Termination. This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, on the date on which it has been finally determined under this Agreement that there are no further potential CVR Payments hereunder (and all CVR Payments prior thereto have been fully paid under this Agreement). Notwithstanding anything to the contrary contained herein, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

5.11. Authorization Regarding this Agreement. The parties acknowledge and agree that enforcement of Pubco’s rights and remedies, and the grant of any waivers or amendments under this Agreement may be made, taken and authorized on behalf of Pubco only following the affirmative vote or consent of a Disinterested Directors Majority.

5.12. Entire Agreement. This Agreement, together with the BCA, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

{Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

Pubco:

HERITAGE DISTILLING GROUP, INC.

By:
Name:
Title:

Sponsor:

BWA HOLDINGS LLC

By:
Name:
Title:

Holder Representative:

Justin Stiefel, solely in the capacity as the Holder Representative

Rights Agent:

CONTINENTAL TRUST STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

{Signature Page to CVR Agreement}